PURCHASE AGREEMENT

                                  BY AND AMONG

                                LYKES BROS. INC.

                                 SUNNYLAND, INC.

                               PREMIUM PORK, INC.

                          LMJ DISTRIBUTION CENTER, INC.

                                       AND

                             SMITHFIELD FOODS, INC.

                                November 4, 1996

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                                TABLE OF CONTENTS
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ARTICLE I

         DEFINITIONS..........................................................................

ARTICLE II

         BASIC TRANSACTION....................................................................
         Section 2.1.   Purchase and Sale of Assets...........................................
         Section 2.2.   Assumption of Liabilities.............................................
         Section 2.3.   Preliminary Purchase Price............................................
         Section 2.4.   Payment of the Preliminary Purchase Price.............................
         Section 2.5.   Post Closing Adjustment of Preliminary
                          Purchase Price......................................................
         Section 2.6.   Allocation............................................................
         Section 2.7.   Employee Matters......................................................
         Section 2.8.   Related Agreements....................................................
         Section 2.9.   Subsidiary Excluded Assets............................................

ARTICLE III

         THE CLOSING..........................................................................
         Section 3.1.   The Closing...........................................................
         Section 3.2.   Deliveries at the Closing.............................................

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................
         Section 4.1.   Organization of the Seller............................................
         Section 4.2.   Authorization of Transaction..........................................
         Section 4.3.   Noncontravention......................................................
         Section 4.4.   Brokers' Fees.........................................................
         Section 4.5.   Personal Property.....................................................
         Section 4.6.   Subsidiaries..........................................................
         Section 4.7.   Financial Statements..................................................
         Section 4.8.   Events Subsequent to the Date of the Option
                          Agreement...........................................................
         Section 4.9.   Undisclosed Liabilities...............................................
         Section 4.10.  Licenses, Approvals, and Permits; Compliance
                          with Laws...........................................................
         Section 4.11.  Tax Matters...........................................................
         Section 4.12.  Real Property.........................................................
         Section 4.13.  Intellectual Property.................................................
         Section 4.14.  Tangible Assets.......................................................
         Section 4.15.  Inventory.............................................................
         Section 4.16.  Contracts.............................................................
         Section 4.17.  Notes and Accounts Receivable.........................................
         Section 4.18.  Powers of Attorney....................................................
         Section 4.19.  Insurance.............................................................
         Section 4.20.  Litigation............................................................
         Section 4.21.  Product Warranty......................................................
         Section 4.22.  Product Liability.....................................................
         Section 4.23.  Employees; Labor Relations............................................
         Section 4.24.  Employee Benefits.....................................................
         Section 4.25.  Guaranties............................................................
         Section 4.26.  Environmental Laws; Hazardous Materials...............................
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         Section 4.27.  Certain Business Relationships with the
                          Division and the LMG Subsidiaries...................................
         Section 4.28.  Disclosure............................................................

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................
         Section 5.1.   Organization of the Buyer.............................................
         Section 5.2.   Authorization of Transaction..........................................
         Section 5.3.   Noncontravention......................................................
         Section 5.4.   Brokers' Fees.........................................................
         Section 5.5.   Litigation............................................................
         Section 5.6.   Financing.............................................................
         Section 5.7.   Sophisticated Purchaser...............................................
         Section 5.8.   Investigation by the Buyer............................................
         Section 5.9.   Employees.............................................................

ARTICLE VI

                  [Intentionally Omitted].....................................................

ARTICLE VII

         TAX MATTERS..........................................................................
         Section 7.1.   Allocation Agreement..................................................
         Section 7.2.   Tax Returns for Which the Seller is
                          Responsible.........................................................
         Section 7.3.   Tax Returns for Which the Buyer is
                          Responsible.........................................................
         Section 7.4.   Taxes of Other Persons................................................
         Section 7.5.   Returns for Periods Through the Closing Date..........................
         Section 7.6.   Audits................................................................
         Section 7.7.   Intentionally Omitted.................................................
         Section 7.8.   Retention of Carryovers...............................................
         Section 7.9.   Section 338(h)(10) Election...........................................
         Section 7.10.  Carryover Tax Attributes..............................................

ARTICLE VIII

         POST-CLOSING COVENANTS...............................................................
         Section 8.1.   General...............................................................
         Section 8.2.   Litigation Support and Other Access...................................
         Section 8.3.   Cooperation...........................................................
         Section 8.4.   Transition............................................................
         Section 8.5.   Accounts Receivable...................................................
         Section 8.6.   Covenant Not to Compete...............................................
         Section 8.7.   Employees.............................................................
         Section 8.8.   Further Assurances and Assistance.....................................

ARTICLE IX

         [Intentionally Omitted]..............................................................

ARTICLE X

         [Intentionally Omitted]..............................................................
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ARTICLE XI

         INDEMNIFICATION......................................................................
         Section 11.1.  Survival of Representations and Warranties............................
         Section 11.2.  Indemnification Provisions for Benefit of the
                          Buyer...............................................................
         Section 11.3.  Indemnification Provisions for Benefit of the
                          Seller..............................................................
         Section 11.4.  Indemnification Provisions - Environmental
                          Matters.............................................................
         Section 11.5.  Matters Involving Third Parties.......................................
         Section 11.6.  Limitations on Indemnification........................................
         Section 11.7.  Determination of Adverse Consequences.................................

ARTICLE XII

         [Intentionally Omitted]..............................................................

ARTICLE XIII.

         MISCELLANEOUS........................................................................
         Section 13.1.  No Third Party Beneficiaries..........................................
         Section 13.2.  Entire Agreement......................................................
         Section 13.3.  Succession and Assignment.............................................
         Section 13.4.  Counterparts..........................................................
         Section 13.5.  Headings..............................................................
         Section 13.6.  Notices...............................................................
         Section 13.7.  Radon Gas Disclosure..................................................
         Section 13.8.  Recording Without Consent of all Parties..............................
         Section 13.9.  Governing Law.........................................................
         Section 13.10. Amendments and Waivers................................................
         Section 13.11. Severability..........................................................
         Section 13.12. Expenses..............................................................
         Section 13.13. Construction..........................................................
         Section 13.14. Incorporation of Exhibits and Schedules...............................
         Section 13.15. Specific Performance..................................................
         Section 13.16. Joint Obligations.....................................................
         Section 13.17. Bulk Transfer Laws....................................................

Exhibits

         A: Support Services Agreement
         B: Licensing Agreement
         C: Financial Statements

Schedules

         Disclosure Schedule
         1.1: Excluded Assets
         1.2: Litigation Matters
         2.5: Accounting Adjustments
         3.2: Deliveries at Closing

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                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is entered into November 4, 1996, by and among SMITHFIELD FOODS, INC., a Delaware corporation (the "Buyer"), LYKES BROS. INC., a Florida corporation (the "Seller"), SUNNYLAND, INC., a Georgia corporation, PREMIUM PORK, INC., a Georgia corporation, and LMJ DISTRIBUTION CENTER, INC., a Georgia corporation. The foregoing five parties are referred to collectively herein as the "Parties".

                                    RECITALS

         1. The Seller operates a meat processing and distribution business generally known as the Lykes Meat Group, which the Buyer wishes to buy.

         2. Certain assets of the Lykes Meat Group are owned by the Seller, and other assets of the Lykes Meat Group are owned by Sunnyland, Inc., Premium Pork, Inc. and LMJ Distribution Center, Inc.

         3. The Seller owns all of the stock of Sunnyland, Inc., Premium Pork, Inc. and LMJ Distribution Center, Inc.

         4. Under this agreement, the Buyer will (i) purchase the assets of the Lykes Meat Group that are owned directly by the Seller; (ii) assume certain of the Seller's liabilities that are associated with the Lykes Meat Group; and
(iii) purchase all of the stock of Sunnyland, Inc., Premium Pork, Inc. and LMJ Distribution Center, Inc.

         Now, therefore, in consideration of the mutual promises, representations, warranties, and covenants herein contained, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

         "Accounting Adjustments" has the meaning set forth in Section
2.5 below.

         "Acquired Assets" means all of the assets which are necessary to conduct or are used in the operation of the portion of the Business conducted or operated by the Division, or are reflected on the books and records of the Division as of the Closing Date, or are ordinarily located at or associated with the Plant City, Florida, facility of the Business including

                  (A) all (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and

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easements, rights-of-way, and other appurtenances thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, vehicles and tools), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) consent orders, settlements, agreements, contracts, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables,
(g) securities, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (except, in each case, those relating to a liability or claim which is not an Assumed Liability), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) cash and cash equivalents, and (k) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; and

                  (B) the capital stock and all other incidents of ownership of the LMG Subsidiaries;

provided, however, that the Acquired Assets shall not include (i) the Lykes name, or any trademark, trade name, trade dress, service mark, corporate name, copyright or logo containing the Lykes name, except as they shall be licensed to the Buyer in accordance with the Licensing Agreement, (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer (or LMG, Inc.) on the other hand), (iii) the personnel and medical files of the employees of the Division except as provided in Section 2.7(b), (iv) the Confidentiality Agreement, (v) original books, records and documents of the Seller associated with the Division relating to any Liability of the Seller which is not an Assumed Liability and as to which the Seller shall have met its obligations, if any, under Article XI hereof, (vi) any trade accounts receivable of the Division which, as of the Closing Date, are more than 30 days past due, or (vii) any of the Excluded Assets.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including

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court costs and reasonable attorneys' fees and expenses through all appeals, and expressly including any such Adverse Consequences that arise under theories of strict liability.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a).

         "Assumed Liabilities" means (a) all Liabilities of the Division set forth on the Interim Balance Sheet of the Seller, unless satisfied prior to the Closing Date in the Ordinary Course of Business, (b) all Liabilities of the Seller associated with the Division of the types shown on the Interim Balance Sheet of the Seller which have arisen after the Interim Balance Sheet of the Seller in the Ordinary Course of Business and to the extent set forth on the Closing Balance Sheet (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (c) all obligations of the Seller associated with the Division under the agreements, contracts, consent orders, settlements, leases, licenses, and other arrangements referred to in the definition of Acquired Assets (d) the obligations of the Seller, if any, not in excess of $1,000,000, under the WARN Act or any similar state or local law arising solely out of the Seller's business operations at the Moultrie, Georgia plant, plus any and all fines and penalties assessed against the Seller under the WARN Act or any state or similar law arising out of any actions or inactions of Buyer, (e) all obligations of the Seller associated with the Division under any collective bargaining agreements, agreements to contribute to fringe benefit funds under such agreements and employment agreements, and (f) all other Liabilities and obligations of the Seller associated with the Division set forth in the Disclosure Schedule under an express statement to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; provided, however, the foregoing notwithstanding, that the Assumed Liabilities shall not include (i) any Liability of the Seller for unpaid Taxes (with respect to the Division or otherwise) for periods prior to the Closing, except to the extent set forth in (a) or (b) above, (ii) any Liability of the Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Seller is transferring the Acquired Assets, because any of the LMG Subsidiaries is deemed to be transferring its assets pursuant to a Section 338(h)(10) Election, because the Seller has an Excess Loss Account in the stock of any of its Subsidiaries, or because the Seller has deferred gain on any Deferred Intercompany Transaction), (iii) any Liability of the Seller for the unpaid Taxes of any Person other

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than the Seller under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, (iv) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise),
(v) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby except as set forth herein, (vi) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand), (vii) any Liability or obligation of the Seller with respect to any Employee Benefit Plan, (viii) any Liability or obligation of the Seller or any of the Seller's Affiliates set forth on Schedule 1.2 except to the extent set forth in (a) or (b) above or (ix) any Liability or obligation of the Seller expressly excluded under the Disclosure Schedule.

         "Auditors" shall mean the public accounting firm of Coopers & Lybrand L.L.P., unless the Parties shall agree upon another independent certified public accounting firm.

         "Baseline Balance Sheet" means the unaudited Lykes Meat Group consolidated balance sheet for the fiscal year ended September 30, 1996, based on nine months actual and three months forecasted.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Business" means, collectively, the slaughter and meat processing businesses operated by the Seller and the warehousing and distribution functions relating thereto, generally known as the Lykes Meat Group, including the Division and the LMG Subsidiaries, and including the businesses customarily operated at or associated with the Real Property but expressly excluding any business of processing or warehousing any agricultural products other than meat, such as citrus, fertilizer or sugar, and excluding Seller's or Lykes Transport, Inc.'s transportation business.

         "Buyer" has the meaning set forth in the preface above.

         "Cleanup" means any cleanup or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable

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Environmental Law (whether or not such action has been required or requested by any governmental body or any other Person), to a level deemed acceptable by the governmental body having jurisdiction thereof.

         "Closing" has the meaning set forth in Section 3.1 below.

         "Closing Balance Sheet" has the meaning set forth in Section
2.5 below.

         "Closing Date" has the meaning set forth in Section 3.1 below.

         "Closing Date TIB" has the meaning set forth in Section 2.5 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the confidentiality agreement between the Seller and the Buyer dated July 19, 1996.

         "Controlled Group of Corporations" has the meaning set forth in Code Section 1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "Disclosure Schedule" has the meaning set forth in Article IV below.

         "Division" means the Seller's unincorporated operating division engaged in the business of meat processing and warehousing, which comprises a portion of the Business.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

         "Employees on Leave" means employees who are on disability, leave of absence, or on a worker's compensation leave of absence.

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         "Environmental Laws" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Clean Water Act, the Clean Air Act, the Emergency Planning and Community Right-to-Know Act, and the Toxic Substance Control Act, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, all as in effect on the date of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Loss Account" has the meaning set forth in Treas. Reg.
Section 1.1502-19.

         "Excluded Assets" shall mean those assets listed on Schedule
1.1.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Activities" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Properties or any part thereof into the environment.

         "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter as defined and within the context used under any applicable Environmental Law including, but not limited to, any material or substance which is: (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste" or words of similar import under any provision of any applicable

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Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos; (iv)
polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, as in effect on the date hereof, (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, as in effect on the date hereof, or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as in effect on the date hereof.

         "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 11.5 below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Interim Balance Sheets" has the meaning set forth in Section
4.7 below.

         "Knowledge" means with respect to an individual that (i) such individual is actually aware of a particular fact or matter, or (ii) a reasonable individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. With respect to a Person (other than an individual), such Person will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) or

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as an individual employee of such Person whose responsibilities include knowing such fact or other matter, has Knowledge thereof.

         "LMG Subsidiary" means each of Sunnyland, Inc., Premium Pork, Inc., and LMJ Distribution Center, Inc. (collectively, the "LMG
Subsidiaries").

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Licensing Agreement" has the meaning set forth in Section 2.8 below.

         "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

         "Option Agreement" means the letter agreement between the Seller and the Buyer dated September 21, 1996.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Preliminary Purchase Price" means $35,000,000.

         "Prime Rate" means the Chase Manhattan Bank prime interest rate as in effect from time to time.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Properties" means the real property component of the Acquired Assets and the Subsidiaries Assets, whether owned or leased, including all improvements, equipment, and fixtures located thereon and all other appurtenances thereto, including the Real Property.

         "Purchase Price" has the meaning set forth in Section 2.5 below.

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         "Real Property" means that real property set forth in Sections 4.12(a)
and 4.12(b) of the Disclosure Schedule.

         "Related Agreements" has the meaning set forth in Section 2.8 below.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the environment, whether intentional or unintentional.

         "Reportable Event" has the meaning set forth in ERISA Section
4043.

         "Section 338(h)(10) Election" has the meaning set forth in
Section 7.9 below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction on ownership, including any mortgage, lien or pledge granted under applicable sections of the Uniform Commercial Code or real property law.

         "Seller" has the meaning set forth in the preface above.

         "Seller's 401(k) Plan" means the Lykes Retirement Savings
Plan.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Subsidiary Assets" (collectively, the "Subsidiaries Assets") means with respect to each LMG Subsidiary, all of the assets which are necessary to conduct or are used in the operation of the portion of the Business conducted or operated by such LMG Subsidiary, or are reflected on its books and records as of the Closing Date, or are ordinarily located at or associated with the plants at Thomasville, Moultrie or Quitman, Georgia, as the case may be, including all (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenances thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture,

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automobiles, vehicles and tools), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) consent orders, settlements, agreements, contracts, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables,
(g) securities, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) cash and cash equivalents, and (k) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials.

         "Subsidiary Excluded Assets" means all trade accounts receivable which, as of the Closing Date, are more than 30 days past due.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 11.5 below.

         "WARN Act" means the Worker Adjustment and Retraining
Notification Act, as amended.

                                   ARTICLE II

                                BASIC TRANSACTION

         Section 2.1. Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Article II.

         Section 2.2. Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

         Section 2.3. Preliminary Purchase Price. The Buyer agrees to pay the Preliminary Purchase Price to the Seller for the Acquired Assets. The Preliminary Purchase Price shall be adjusted as set forth in Section 2.5.

         Section 2.4. Payment of the Preliminary Purchase Price. Pursuant to the Option Agreement, the Buyer paid the Seller One Million Dollars ($1,000,000) which shall be applied to the Preliminary Purchase Price. At the Closing the Buyer shall pay the Seller the balance of the Preliminary Purchase Price by wire transfer or delivery of other immediately available funds.

         Section 2.5. Post Closing Adjustment of Preliminary Purchase Price. The Preliminary Purchase Price shall be adjusted after the Closing as follows:

                  (a) Within 90 days after the Closing, the Seller shall prepare and deliver to the Buyer for review a balance sheet as of the Closing Date (the "Closing Balance Sheet"), and the Buyer shall give the Seller reasonable access to all records in the Buyer's possession reasonably necessary to prepare the Closing Balance Sheet and provide reasonable assistance in preparing same. The Closing Balance Sheet shall be calculated in accordance with the same accounting methods, practices, procedures and policies, and using the same estimates and judgments, used by the Seller in preparing the Baseline Balance Sheet, except that the Closing Balance Sheet shall be based upon actual results, shall be calculated in accordance with GAAP (except as provided on Schedule 2.5), shall be calculated as though the Parties had not consummated the transactions contemplated under this Agreement, and shall be adjusted by the Accounting Adjustments. Any disagreements between the Buyer and the Seller with respect to the Closing Balance Sheet shall be resolved by the Auditors, whose decision in such matter shall be final. The fee for the Auditors shall be evenly divided by the Buyer and the Seller. The Buyer shall be entitled, at its expense, at or near the Closing Date, to make or have made on its behalf such confirmations, observations and other verifications of assets and liabilities, and the amounts thereof, as it shall reasonably request.

                  (b)        As used in this Section 2.5:

                             (i) the term "Accounting Adjustments" shall mean the accounting adjustments to the Closing Balance Sheet described on Schedule 2.5; and

                             (ii) the term "Closing Date TIB" shall mean the amount shown on the Closing Balance Sheet as total investment in business.

                  (c) If the Closing Date TIB exceeds $38,488,000, then the Buyer shall pay the excess to the Seller within 5 business days following: (i) the date on which the Seller delivers the Closing Balance Sheet to the Buyer, in the case of any amount as to which there are no disagreements between the Buyer and the Seller with respect to the Closing Balance Sheet, or (ii) the date on which all such disagreements between the Buyer and the Seller with respect to the Closing Balance Sheet have been resolved by the Auditors, in the case of any amount as to which there is disagreement. If $38,488,000 exceeds the Closing Date TIB, then the Seller shall pay the excess to the Buyer within 5 business days following: (i) the date on which the Seller delivers the Closing Balance Sheet to the Buyer, in the case of any amount as to which there are no disagreements between the Buyer and the Seller with respect to the Closing Balance Sheet, or (ii) the date on which all such disagreements between the Buyer and the Seller with respect to the Closing Balance Sheet have been resolved by the Auditors, in the case of any amount as to which there is disagreement.

                  (d) Any payments pursuant to this Section 2.5 shall include interest from the Closing Date to the date of payment at a fluctuating rate equal to the Prime Rate.

                  (e) The Preliminary Purchase Price as so adjusted pursuant to this Section 2.5 is referred to herein as the "Purchase Price".

         Section 2.6. Allocation. The Parties shall allocate the Purchase Price and the Assumed Liabilities among the Acquired Assets based upon the fair market value of the Acquired Assets in accordance with Code Section 1060. The Buyer shall prepare and propose to the Seller a draft of IRS Form 8594 setting forth such allocation. The Buyer and the Seller shall report the federal, state and local and other Tax consequences of the transactions contemplated hereby consistent with such allocation, unless the Seller objects to such allocation within ten business days of receiving such draft, specifying in reasonable detail the respects in which it believes such allocation is not substantially based upon the fair market value of the Acquired Assets. If such objection is made, the Parties shall negotiate in good faith toward an agreement that will permit the Seller to prepare and file its Form 8594 consistent with Buyer's Form 8594.

         Section 2.7. Employee Matters.

                  (a) The Buyer agrees to take such action with respect to retention of employees (except in the case of employees at the Moultrie, Georgia facility) as is necessary to avoid a violation of the WARN Act and to avoid any requirement to give any notice under the WARN Act in connection with this transaction and to take no action which would impose any obligation upon Seller or any of the LMG Subsidiaries arising out of termination of any employee, including the retention of Employees on Leave.

                  (b) In the case of employees of the Division, personnel and medical files shall be transferred to the Buyer in the case of those employees who agree in writing (in connection with their application for employment with Buyer or otherwise), to release such files.

                  (c) The Seller and the Buyer will work cooperatively to transfer within 30 days after the Closing Date assets of the Seller's 401(k) Plan to the 401(k) plan that the Buyer will establish equal to the account balances of the employees of the Division who are hired by the Buyer. Such transfer will occur as soon as practicable after the Closing Date pending the Buyer's and the Seller's reasonable determination that the transfer can be accomplished in accordance with all applicable law. Prior to such transfer, the Buyer and the Seller shall exchange reasonable representations and warranties to such effect. The transfer will be made in cash via a trustee-to- trustee transfer except that any outstanding plan loans to such employees shall be transferred with the underlying accounts. The accounts will be valued as of such date as agreed to by the Buyer and the Seller and transferred as soon as practicable thereafter.

         Section 2.8. Related Agreements. In connection with the consummation of the transactions contemplated hereby, the Seller and the Buyer shall enter into each of the following agreements, (collectively, the "Related Agreements") on the Closing Date:

                  (a) a Support Services Agreement in substantially the form attached as Exhibit A; and

                  (b) a Licensing Agreement in substantially the form attached as Exhibit B.

         Section 2.9. Subsidiary Excluded Assets. Contemporaneously with the Closing, each LMG Subsidiary has transferred to the Seller its Subsidiary Excluded Assets.

                                   ARTICLE III

                                   THE CLOSING

         Section 3.1. The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement on November 4, 1996 and shall be effective as of 12:01 a.m. E.S.T. on

November 4, 1996, unless the Parties shall mutually determine a different date (the "Closing Date").

         Section 3.2. Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents set forth in Schedule 3.2; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents set forth in Schedule 3.2; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer assignments (including real property and Intellectual Property transfer documents) and such other instruments of sale, transfer, conveyance, and assignment in such form as the Buyer and its counsel reasonably may request;
(iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller an assumption agreement in such form as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2.4 above.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Article IV.

         Section 4.1. Organization of the Seller. The Seller is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         Section 4.2. Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. No action by the Seller's stockholders is necessary to authorize this Agreement. The board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Seller, enforceable in accordance with their terms and conditions.

         Section 4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or any of the LMG

Subsidiaries is subject or any provision of the charter or bylaws of the Seller or of any of the LMG Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or any of the LMG Subsidiaries is a party or by which any of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets). Neither the Seller nor any of the LMG Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         Section 4.4. Brokers' Fees. Neither the Seller nor any of the LMG Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 4.5. Personal Property. Except as limited by the representations and warranties of the Seller and the LMG Subsidiaries as to specific classes of the Acquired Assets contained elsewhere in this Article IV, and except as otherwise disclosed in the Disclosure Schedule, the Seller and the LMG Subsidiaries have good title to all of the personal property, tangible and intangible, which is included within the Acquired Assets, free and clear of any Security Interests, except for minor liens or other encumbrances which will not materially impair the value or utility of any material component of the personal property from and after the Closing Date.

         Section 4.6. Subsidiaries. Section 4.6 of the Disclosure Schedule sets forth for each LMG Subsidiary (i) its name and jurisdiction of incorporation,
(ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, (iv) the number of shares of its capital stock held in treasury, and (v) its directors and officers. Each LMG Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each LMG Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of each LMG Subsidiary (as amended to date). All of the issued and outstanding shares of capital stock of each LMG Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. The Seller holds of record and owns beneficially all of the outstanding shares of each LMG Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of the LMG Subsidiaries or that could require any LMG Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock (other than this Agreement). There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any LMG Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any LMG Subsidiary. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each LMG Subsidiary are correct and complete and at Closing will be in the possession of the LMG Subsidiaries. None of the LMG Subsidiaries is in default under or in violation of any provision of its charter or bylaws. None of the LMG Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

         Section 4.7. Financial Statements. Attached hereto as Exhibit C are the following financial statements: (i) the unaudited consolidated balance sheet of the Business as of September 30, 1996 (the "Interim Balance Sheets"); and (ii) the Baseline Balance Sheet. Except as set forth on Schedule 2.5, the Interim Balance Sheets have been prepared in accordance with GAAP applied on a consistent basis, presents fairly the financial condition of the Division and the LMG Subsidiaries as of such date, is correct and complete, and is consistent with the books and records of the Division and the LMG Subsidiaries (which books and records are correct and complete).

         Section 4.8. Events Subsequent to the Date of the Option Agreement. Except for transactions with the Buyer, since the date of the Option Agreement, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Division or any of the LMG Subsidiaries. Without limiting the generality of the foregoing, since that date:

                  (a) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) except for agreements with the Buyer, neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (c) no party (including the Seller, in the course of operating the Business, or any of the LMG Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Seller or any of the LMG Subsidiaries is a party or by which any of them is bound;

                  (d) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (f) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (g) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $100,000 in the aggregate;

                  (h) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (j) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) there has been no change made or authorized in the charter or bylaws of any of the LMG Subsidiaries;

                  (l) none of the LMG Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) none of the LMG Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (n) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (o) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of the Seller and its Subsidiaries (including the LMG Subsidiaries) outside the Ordinary Course of Business;

                  (p) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has entered into any written employment contract or collective bargaining agreement, or modified in writing the terms of any existing such contract or agreement;

                  (q) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has granted any increase in the base compensation of any of the directors, officers, and employees of the Business outside the Ordinary Course of Business;

                  (r) neither the Seller nor any of the LMG Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Seller and its Subsidiaries (including the LMG Subsidiaries), or taken any such action with respect to any other Employee Benefit Plan;

                  (s) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has made any other change in employment terms for any of the directors, officers, and employees of the Seller and its Subsidiaries (including the LMG Subsidiaries) outside the Ordinary Course of Business;

                  (t) neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Division or any of the LMG Subsidiaries; and

                  (v) neither the Seller nor any of the LMG Subsidiaries has committed to any of the foregoing.

         Section 4.9. Undisclosed Liabilities. Neither the Seller, in the course of operating the Business, nor any of the LMG Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Interim Balance Sheets and (ii) Liabilities which have arisen after the date of the Interim Balance Sheets in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         Section 4.10. Licenses, Approvals, and Permits; Compliance with Laws. The Seller and the LMG Subsidiaries have obtained or applied for all licenses, approvals and permits required to use the Acquired Assets and the Subsidiaries Assets as they are now being used by the Division and the LMG Subsidiaries, or necessary to operate the Business, including, without limitation, those required pursuant to the applicable Environmental Laws, and are in compliance with the terms and conditions of all such licenses, approvals and permits. All such licenses, approvals and permits, or applications therefor, are listed on the Disclosure Schedule. The Seller and the LMG Subsidiaries have owned and operated the Acquired Assets and the Subsidiaries Assets in compliance with all laws and regulations of federal, state and local governmental authorities applicable thereto. Neither the Seller nor any of the LMG Subsidiaries has received notice of, or is aware of, any facts, events or conditions which interfere with, prevent, or with the passage of time could interfere with or prevent the Division's, the LMG Subsidiaries' or, postclosing, the Buyer's continued compliance with the terms and conditions of the aforementioned licenses and permits, or such laws and regulations.

         Section 4.11. Tax Matters.

                  (a) The Seller and each of the LMG Subsidiaries have filed all Tax Returns which any of them was required to file with respect to the Business
 . All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller and any of the LMG Subsidiaries (whether or not shown on any Tax Return) have been paid or accrued. Neither the Seller nor any of the LMG Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim currently is being made by an authority in a jurisdiction where either the Seller or any of the LMG Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Acquired Assets or Subsidiaries Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) The Seller and each of the LMG Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) There is no dispute or claim concerning any Tax Liability of the Seller or any of the LMG Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any Affiliate of the Seller and its Subsidiaries has Knowledge. Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller and any of the LMG Subsidiaries for taxable periods ended on or after September 30, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller with respect to the Division and any of the LMG Subsidiaries since September 30, 1992.

                  (d) Neither the Seller nor any of the LMG Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Seller nor any of the LMG Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

                  (e) Neither the Seller nor any of the LMG Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (f) The Seller and each of the LMG Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                  (g) The Seller has no written Tax allocation or sharing agreement with any of the LMG Subsidiaries.

                  (h) Neither the Seller nor any of the LMG Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or (B) has any Liability for the Taxes of any Person (other than the Seller and any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (i) The Net Operating Losses (as such term is generally defined for federal tax purposes without regard to alternative minimum tax) that will be available to the Buyer (subject to applicable limitations upon use under Code Section 382 and the separate return limitation year regulations) to reduce the consolidated taxable income of the Buyer as a result of its acquisition of the stock of the LMG Subsidiaries will be at least $8 million after the effect of deconsolidation and the tax effects of the transactions hereunder. All of such losses can be carried forward for at least ten tax years following the Closing. In the event less than $8 million of Net Operating Losses are available to the Buyer as set forth above, then the Seller shall pay an amount to the Buyer computed as follows: (i) $8 million minus the amount of the available Net Operating Losses multiplied by (ii) thirty-five (35%) percent; and such product reduced by the minimum tax credit and general business credits available to the Buyer as a result of its acquisition of the LMG Subsidiaries, to the extent such credits will be available to offset the Buyer's federal regular income tax. This amount shall be paid by the Seller to the Buyer sixty (60) days after notice thereof.

                  (j) The tax basis on September 30, 1996, of the assets of the LMG Subsidiaries reflected on the Interim Balance Sheets is, in the aggregate, equal to at least 95% of the book basis in such assets, as set forth on such Interim Balance Sheets.

         Section 4.12.              Real Property.

                  (a) Section 4.12(a) of the Disclosure Schedule lists and describes briefly all real property owned by the Seller and used in the Business or owned by any of the LMG Subsidiaries. With respect to each such parcel of owned real property and except as disclosed on Schedule 4.12(a) of the Disclosure Schedule:

                             (1) to the best of the Seller's Knowledge, the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for real estate taxes and installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or the marketability of title, or materially impair the value, of the property subject thereto;

                             (2) there are no pending or, to the best of the Seller's Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property, or other matters affecting adversely the current use, occupancy, or value thereof;

                             (3) to the best of the Seller's Knowledge, the buildings and improvements are not in violation of applicable setback requirements, zoning laws, and ordinances (and to the best of the Seller's Knowledge, none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and, to the best of the Seller's Knowledge, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and to the best of the Seller's Knowledge, the property is not located within any flood plain or subject to any similar restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                             (4) to the best of the Seller's Knowledge, all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                             (5) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, entered into by or known to the Seller granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                             (6) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein entered into by or known to the Seller;

                             (7) to the best of the Seller's Knowledge, there are no parties (other than the Seller and the LMG Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4.12 of the Disclosure Schedule who are in possession of space to which they are entitled;

                             (8) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and, to the best of the Seller's Knowledge, are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property.

                  (b) Section 4.12(b) of the Disclosure Schedule lists all real property leased or subleased to the Seller and used in the Business or leased or subleased to any of the LMG Subsidiaries. Section 4.12(b) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies have been procured. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4.12(b) of the Disclosure Schedule. With respect to each lease and sublease listed in Section 4.12(b) of the Disclosure Schedule:

                             (1)  the lease or sublease is legal, valid,
         binding, enforceable, and in full force and effect;

                             (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                             (3) to the best of the Seller's Knowledge, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                             (4) to the best of the Seller's Knowledge, no party to the lease or sublease has repudiated any provision thereof;

                             (5) to the best of the Seller's Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                             (6) with respect to each sublease, the
         representations and warranties set forth in subsections (1) through (5) above are true and correct with respect to the underlying lease;

                             (7)  neither the Seller nor any of the LMG
         Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                             (8) to the best of the Seller's Knowledge, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                             (9) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the current operation of said facilities; and

                             (10) to the best of the Seller's Knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         Section 4.13. Intellectual Property.

                  (a) The Seller and the LMG Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the Business as presently conducted.

                  (b) Neither the Seller in the course of operating the Business nor any LMG Subsidiary has within the last three (3) years interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Seller nor any LMG Subsidiary has within the last three (3) years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation relating to the Business (including any claim that the Seller in the course of operating the Division or the LMG Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and the LMG Subsidiaries, no third party has within the last three (3) years interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property used in the Business.

                  (c) Section 4.13(c) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller relating to the Business, or which has been issued to any of the LMG Subsidiaries with respect to any of its Intellectual

Property; identifies each pending patent application or application for registration which any of them has made with respect to any of its Intellectual Property; and identifies each license, agreement, or other permission which any of them has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.13(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Business. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure Schedule:

                             (1) either the Seller or one of the LMG
         Subsidiaries possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                             (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                             (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                             (4) neither the Seller nor any of the LMG
         Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d) Section 4.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that is used in the Business pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.13(d) of the Disclosure Schedule and except as set forth on Section 4.13(d) of the Disclosure Schedule:

                             (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                             (2) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                             (3)  no party to the license, sublicense,
         agreement, or permission has repudiated any provision thereof;

                             (4) with respect to each sublicense, the representations and warranties set forth in subsections (1) through (3) above are true and correct with respect to the underlying license;

                             (5) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                             (6) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                             (7) neither the Seller nor any of the LMG
         Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         Section 4.14. Tangible Assets. The Buyer has inspected the buildings, structure, plants and equipment of the Division and the LMG Subsidiaries and such assets are being sold and purchased "as is, where is", subject to no express or implied representations or warranties of any kind except as set out herein. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

         Section 4.15. Inventory. The inventory of the Division and the LMG Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is usable and salable in the Ordinary Course of Business, except for items which are obsolete, damaged, or defective, all of which have been written off or written down to net realizable value in the Interim Balance Sheets or the Closing Balance Sheet, as the case may be.

         Section 4.16. Contracts. Section 4.16 of the Disclosure Schedule lists the following contracts and other executory agreements to which either the Seller in connection with the Business or any of the LMG Subsidiaries is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss either to the Seller in connection with the Business or to the LMG Subsidiaries, or involve consideration in excess of $10,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which the Seller or any of the LMG Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which the Seller or any of the LMG Subsidiaries has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any agreement concerning confidentiality or noncompetition or Intellectual Property;

                  (f) any agreement involving any Affiliate (including the Seller and its Subsidiaries other than the LMG Subsidiaries);

                  (g)  any collective bargaining agreement;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

                  (i) any agreement under which the Seller or any of the LMG Subsidiaries has advanced or loaned any amount to any of the directors, officers, and employees of the Seller or its Subsidiaries (including the LMG Subsidiaries) outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Business; or

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

The Seller has delivered to the Buyer a correct and complete copy of each of the written agreements listed in Section 4.16 of the Disclosure Schedule (as amended to date except for immaterial unwritten amendments arising in the Ordinary Course of Business) and a written summary setting forth the material terms and conditions of each oral agreement listed in Section 4.16 of the

Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         Section 4.17. Notes and Accounts Receivable. All notes and accounts receivable of the Seller with respect to the Division and of each of the LMG Subsidiaries represent valid obligations from sales actually made in the Ordinary Course of Business, are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheets as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and the LMG Subsidiaries. Section 4.17 of the Disclosure Schedule contains a complete and accurate list of all notes and accounts receivable as of the date of the Interim Balance Sheets, which list sets forth the aging of such notes and accounts receivable.

         Section 4.18. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of either the Seller in connection with the Business or any of the LMG Subsidiaries.

         Section 4.19. Insurance. The Buyer has been provided with the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller in connection with the Business or any of the LMG Subsidiaries is currently a party, a named insured, or otherwise is currently the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c)  the policy number and the period of coverage; and

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

The Business has been covered during the past ten years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period.

         Section 4.20. Litigation. Section 4.20 of the Disclosure Schedule sets forth each instance in which the Seller, with respect to the Business, or any of the LMG Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         Section 4.21. Product Warranty. Neither the Seller nor any of the LMG Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement of any products manufactured, sold, leased or delivered by the Division or by the LMG Subsidiaries or other damages in connection therewith except as set forth on the Baseline Balance Sheet, an Interim Balance Sheet or the Closing Balance Sheet. No product manufactured, sold, leased, or delivered either by the Division or by any of the LMG Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
Section 4.21 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Division and the LMG Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         Section 4.22. Product Liability. Neither the Seller nor any of the LMG Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller in the course of operating the Business, or by the LMG Subsidiaries.

         Section 4.23. Employees; Labor Relations.

                  (a) Section 4.23 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Division and the LMG Subsidiaries, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and most recent prior rate of pay.

                  (b) No employee of the Division or any of the LMG Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee, or (ii) the ability of the Business to conduct its business, including any such agreement or arrangement with the Seller or any of the LMG Subsidiaries by any such employee or director. To the Knowledge of the Seller and the LMG Subsidiaries, no officer or other key employee of the Business intends to terminate his employment with the Business.

                  (c) Neither the Division nor any of the LMG Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances or claims of unfair labor practices within the last three (3) years. To the best of Sellers' Knowledge, neither the Seller in the course of operating the Business nor any of the LMG Subsidiaries has committed any unfair labor practice within the last three (3) years. Neither the Seller nor any of the directors and officers (and employees with responsibility for employment matters) of the Seller and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Business. No Equal Employment Opportunity Commission charges or other claims of employment discrimination have been made against the Seller, with respect to the Business, or against the LMG Subsidiaries within the last three (3) years. No Wage and Hour Department investigation has been made of the Seller, with respect to the Business, or of the LMG Subsidiaries within the last three (3) years. In addition to the above, neither the Seller nor any of the LMG Subsidiaries is now nor has been, within the last three (3) years, in violation of the Fair Labor Standards Act, Service Contract Act, Work Hours Safety Act and/or the Occupational Safety and Health Act.

         Section 4.24. Employee Benefits.

                  (a) Section 4.24 of the Disclosure Schedule lists each Employee Benefit Plan that any of the LMG Subsidiaries solely maintains separate from Seller. With respect thereto:

                             (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                             (2) All required reports and descriptions
         (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan.

         The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                             (3) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                             (4) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the Form 5500 Annual Reports for the last three years, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that any of the LMG Subsidiaries solely maintains separate from the Seller or has ever so separately maintained, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Seller has no Knowledge or any Basis for any such action, suit, proceeding, hearing, or investigation.

                  (c) Other than contributions made to the United Food and Commercial Workers Local 1625 Health and Welfare Fund, during the past five years neither the Seller nor any of the LMG Subsidiaries has maintained or contributed, or has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current retired or terminated or future retired or terminated employees of the LMG Subsidiaries, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                  (d) No event has occurred and no condition exists, with respect to any Employee Benefit Plan solely maintained by any of the LMG Subsidiaries separate from Seller that could subject the Buyer to any tax, fine, or penalty. No Employee Benefit Plan is or will be directly or indirectly binding on the Buyer except to the extent specifically set forth in this Agreement. Each such Employee Benefit Plan which may be assumed by the Buyer may be amended and terminated in accordance with its terms, and, each such plan provides for the unrestricted right of the sponsor to amend or terminate such Employee Plan, subject to the provisions of the Code and ERISA with respect to amendments or termination.

                  (e) No LMG Subsidiary maintains an Employee Pension Benefit Plan separate from a Seller's plan.

         Section 4.25. Guaranties. None of the LMG Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         Section 4.26. Environmental Laws; Hazardous Materials.    To Seller's
Knowledge, except for cleaning, pest control, weed control, office and maintenance supplies used, generated and stored in compliance with the applicable Environmental Laws and ordinary and necessary quantities of Hazardous Materials contained in or de minimis quantities discharged from the ordinary operation of motor vehicles on the Properties, there have been no Releases of Hazardous Materials in, on, under, at or migrating to or from the Properties in quantities requiring investigation, remediation or notification to governmental authorities under applicable Environmental Laws or regulations promulgated thereunder; there has been no Release or threat of Release of any such Hazardous Materials in quantities requiring investigation, remediation or notification to governmental authorities under applicable Environmental Laws or regulations promulgated thereunder; none of the Properties are subject to enforcement action by any governmental entity as a result of the presence or former presence of leaked or spilled petroleum products, aboveground or underground storage tanks, or an accumulation of rubbish, debris or other solid waste in violation of applicable Environmental Laws, no environmental condition exists on any of the Properties that either (i) requires the owner of such Properties to report such condition to any federal, state or local governmental authority or agency thereof or (ii) requires the owner of such Properties to make a notation of such condition in any public records or conveyancing instrument upon the conveyance of any of such Properties. To its Knowledge, neither the Seller nor any of the LMG Subsidiaries has generated any Hazardous Materials that have been disposed of, whether lawfully or unlawfully, in any offsite facility (as defined in ss.101(9) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601(9)) that could subject the Buyer to Liability under any Environmental Law.

         Section 4.27. Certain Business Relationships with the Division and the LMG Subsidiaries. None of the Seller's Affiliates has been involved in any business arrangement or relationship with the Division or any of the LMG Subsidiaries within the past 12 months, except (i) as shown on the Disclosure Schedule or (ii) for arrangements terminable by the Division or the LMG Subsidiaries upon no more than 30 days notice, and no Affiliate of the Seller other than the LMG Subsidiaries owns any asset, tangible or intangible, which is used in the Business, except as shown on the Disclosure Schedule.

         Section 4.28. Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that the statements contained in this Article V are correct and complete as of the date of this Agreement.

         Section 5.1. Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         Section 5.2. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. No action by the Buyer's stockholders is necessary to authorize this Agreement. The board of directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement by the Buyer. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Buyer, enforceable in accordance with their terms and conditions.

         Section 5.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement other than filings under the Hart-Scott-Rodino Act.

         Section 5.4. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         Section 5.5. Litigation. No litigation or proceeding is pending, or to the Knowledge of the Buyer threatened, against or related to the Buyer, which may impair its obligations under this Agreement or the Related Agreements.

         Section 5.6. Financing. The Buyer has on the date of this Agreement immediately available funds sufficient in the aggregate to enable the Buyer to pay the Preliminary Purchase Price on the Closing Date and all related fees and expenses.

         Section 5.7. Sophisticated Purchaser. The transactions being consummated hereby are for the Buyer's own account for the purposes of operating the Business as a going concern and not with a view towards resale or distribution of the same. The Buyer acknowledges that, in reliance on the foregoing, the transactions contemplated hereby have not been registered under the Securities Act or any state securities laws.

         Section 5.8. Investigation by the Buyer. The Buyer acknowledges that it has inspected the Business, the Acquired Assets, and the Subsidiary Assets, and that it has reviewed all documents referred to herein or in the Schedules and Exhibits hereto. The Buyer expressly acknowledges that, except as expressly provided herein or in the Schedules and Exhibits hereto, neither the Seller nor any agent or representative of the Seller has made, and the Seller is not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information.

         Section 5.9. Employees. Buyer has not offered employment to any employee or contractor of the Seller or any Affiliate of the Seller (other than the Division or the LMG Subsidiaries) except as set forth on Section 5.9 of the Disclosure Schedule.

                                   ARTICLE VI

                             [Intentionally Omitted]

                                   ARTICLE VII

                                   TAX MATTERS

         Section 7.1. Allocation Agreement. Any agreement between the Seller and any of the LMG Subsidiaries regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the Closing.

         Section 7.2. Tax Returns for Which the Seller is Responsible. The Seller will be responsible for the preparation and filing of all Tax Returns for the Seller for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for the Seller which include the operations of the Division and the LMG Subsidiaries for any period ending on or before the Closing Date). The Seller shall also be responsible for the preparation and filing of all Tax Returns for the LMG Subsidiaries for all periods ending on or before September 30, 1996. The Seller will make all payments required with respect to any such Tax Returns.

         Section 7.3. Tax Returns for Which the Buyer is Responsible. The Buyer will be responsible for the preparation and filing of all Tax Returns with respect to the Division and the LMG Subsidiaries for all periods as to which Tax Returns are due after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined Tax Returns of the Seller will include the operations of the Division and the LMG Subsidiaries and for Taxes for the periods ending on or before September 30, 1996). The Buyer will make all payments required with respect to any such Tax Return. The Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, or relating to such Taxes or such Tax Returns.

         Section 7.4. Taxes of Other Persons. The Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller or any LMG Subsidiary arising out of events occurring prior to the Closing Date for Taxes of any Person other than the Seller or any LMG Subsidiary
(i) under Reg. Section 1. 1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         Section 7.5. Returns for Periods Through the Closing Date. The Seller will include the income of the Division and the LMG Subsidiaries (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any Excess Loss Accounts taken into income under Reg. Section 1.1502-19) on its consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. The Seller will take no position on such returns that relate to the LMG Subsidiaries that would materially adversely affect the LMG Subsidiaries after the Closing Date unless such position would be reasonable in the case of a Person that owned the Division and the LMG Subsidiaries both before and after the Closing Date. The income of the Division and the LMG Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Division and the LMG Subsidiaries as of the end of the Closing Date.

         Section 7.6. Audits. The Seller will keep the Buyer and its counsel reasonably informed with respect to any audits of the Seller's consolidated federal income Tax Returns to the extent that such returns relate to the Division or the LMG Subsidiaries.

         Section 7.7. Intentionally Omitted.

         Section 7.8. Retention of Carryovers. The Seller will not elect to retain any net operating loss carryovers or capital loss carryovers attributable to any LMG Subsidiary under Reg. Section 1.1502-20(g), and neither the Seller nor any Affiliate will take any other action or make any election which adversely impacts upon the availability of or the amount of such carryovers except Seller shall be permitted to utilize any such carryovers on its consolidated federal income Tax Return for its tax year ending September 30, 1997, as required by the regulations under the Code.

         Section 7.9. Section 338(h)(10) Election. At the Buyer's option, the Seller will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the LMG Subsidiaries hereunder. The Seller will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and its Subsidiaries against any Adverse Consequences arising out of any failure to pay such Tax. The Seller will also pay any state, local, or foreign Tax (and indemnify the Buyer and its Subsidiaries against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of the LMG Subsidiaries hereunder.

         Section 7.10. Carryover Tax Attributes. The Seller will provide to the Buyer within sixty days after the Closing Date Seller's best estimates of (i) the basis of each LMG Subsidiary in its assets as of the Closing Date and (ii) the amount of any carryover tax attributes (such as net operating losses, net capital losses, unused investment or other credits) allocable to each LMG Subsidiary that are available to the Buyer as a result of its acquisition of the stock of the LMG Subsidiaries.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         Section 8.1. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as another Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article XI below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Division and the LMG Subsidiaries, except as expressly set forth herein, subject to the right of access set forth in 8.2 hereof and excluding personnel and medical files of the Division except as released to the Buyer under Section 2.7(b) hereof.

         Section 8.2. Litigation Support and Other Access.

                  (a) In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division or any of the LMG Subsidiaries, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its documents, books, records (including Tax records), agreements, and financial data as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article XI below).

                  (b) In addition to Subsection (a) hereof, on and after the Closing Date and on reasonable prior notice, Buyer shall make available to Seller such documents, books, records (including Tax records), agreements and financial data of any sort relating to the Division and the LMG Subsidiaries as Seller may reasonably request for any proper business purpose or reason, including but not limited to the preparation and filing of any necessary reports, returns or instruments. Buyer agrees to retain and not destroy such documents, books, records (including Tax records), agreements and financial data for the longer of (i) five years following the Closing Date or (ii) the periods of time required by applicable law or regulation.

         Section 8.3. Cooperation. In accordance with Section 11.2 hereof, Seller shall defend any workers' compensation claims made by employees of the Division or the LMG Subsidiaries arising from any injuries incurred on or prior to the Closing Date. Buyer shall cooperate with Seller in minimizing all such claims, including providing the cooperation set forth in Section 8.2 hereof and by offering such employees continued employment and/or alternative duties, if reasonably possible.

         Section 8.4. Transition. The Seller agrees that it will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Division or any of the LMG Subsidiaries from maintaining the same business relationships with the Buyer and the LMG Subsidiaries after the Closing as it maintained with the Division and the LMG Subsidiaries prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Division and the LMG Subsidiaries to the Buyer from and after the Closing.

         Section 8.5. Accounts Receivable. In the event any accounts receivable of the Seller or any LMG Subsidiary included in the definition of Acquired Assets or Subsidiary Assets are not collected within ninety days after the Closing Date, then upon notice from the Buyer to the Seller, Seller shall buy such uncollected accounts receivable for their uncollected face value. The Buyer shall retransfer such uncollected accounts receivable to the Seller, and Seller shall pay the purchase price to the Buyer, within ten days of such notice.

         Section 8.6. Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller agrees that it will not engage directly or indirectly in any business that the Business conducts as of the Closing Date in any geographic area in which the Business operates as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 8.7. Employees. Buyer shall not for a period of two years after the Closing Date solicit, directly or indirectly, any employee or contractor of the Seller or any Affiliate of the Seller (other than the Division or the LMG Subsidiaries) to leave his employment. Seller shall not for a period of two years after the Closing Date solicit, directly or indirectly, any employee of the Division, the LMG Subsidiaries, the Buyer or any Affiliate of the Buyer to leave his employment.

         Section 8.8. Further Assurances and Assistance. The Seller and the Buyer shall, from time to time, at the request of the other, execute and deliver such further instruments of transfer and assignment and take such other action as may be reasonably necessary in order to vest in the Buyer title to all of the Acquired Assets, to transfer the Assumed Liabilities to the Buyer, to transfer the Excluded Assets and Subsidiary Excluded Assets to Seller, to assist in acquiring third-party consents or assist the other party in securing the benefits to which it is reasonably entitled hereunder.


                                   ARTICLE IX

                             [Intentionally Omitted]

                                    ARTICLE X

                             [Intentionally Omitted]

                                   ARTICLE XI

                                 INDEMNIFICATION

         Section 11.1.  Survival of Representations and Warranties.

         The representations and warranties of the Buyer and the Seller contained in this Agreement, except for those contained in Sections 4.1 through 4.6, 4.11, 4.26 and 5.1 through 5.8, shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) until May 30, 1998, (subject to any applicable statutes of limitations which expire prior to such date), at which time they shall be of no further force or effect, unless (and to the extent that) written notice of a claim based on such representations and warranties shall have been theretofore given. The representations and warranties of the Seller contained in
Section 4.11 hereof shall survive (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) for the applicable statute of limitations and for ninety (90) days thereafter, at which time they shall be of no further force or effect, unless (and to the extent that) written notice of a claim based on such representations and warranties shall have been theretofore given. The representations and warranties of the Seller contained in Section 4.26 hereof shall survive (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) until November 1, 2001, at which time they shall be of no further force and effect, unless (and to the extent that) written notice of a claim based upon such representations and warranties shall have been theretofore given. The representations of the Buyer and the Seller contained in Sections 4.1 through 4.6 and 5.1 through 5.8 hereof shall survive (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) indefinitely.

         Section 11.2.  Indemnification Provisions for Benefit of the Buyer.

                  (a) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (b) The Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                             (1) any Liability of the Seller which is not an
                  Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or

                             (2) any Liability of any of the LMG Subsidiaries
                  for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date); or

                             (3) any Liability of any of the LMG Subsidiaries for the unpaid Taxes of any Person (including the Seller and its Subsidiaries) under Treas. Reg. Section 1.1502-6
                  (or any similar provision of state, local, or foreign

                  law), as a transferee or successor, by contract, or otherwise; or

                             (4) any product shipped or manufactured by, or any
                  services provided by, the Seller in the course of operating the Business or the LMG Subsidiaries before the Closing Date; or

                             (5) any Liability of any LMG Subsidiary to the extent not set forth on the Closing Balance Sheet.

                  (c) The Seller agrees to indemnify the Buyer from and against any Adverse Consequences in excess of $1,000,000 that the Buyer may suffer under the WARN Act, (or any similar state or local law) resulting from, arising out of, or relating to, the Seller's or any LMG Subsidiary's operations at the Moultrie, Georgia plant; provided, however, such indemnity shall not include any indemnity from or against fines or penalties imposed under the WARN Act (or any similar state or local law) arising out of any actions or inactions of Buyer.

         Section 11.3.  Indemnification Provisions for Benefit of the Seller.

                  (a) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, then the Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (b) The Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

                  (c) The Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused in any manner by the operation of the Business after the Closing Date or the assets purchased hereunder.

                  (d) The Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                             (1) any Taxes the Buyer agreed to pay pursuant to Section 7.3 hereto; or

                             (2) any Taxes relating to the operation of the Business after the Closing Date.

         Section 11.4. Indemnification Provisions - Environmental Matters.

                  (a) In addition to the provisions of Section 11.2, the Seller will indemnify and hold harmless the Buyer from and against any Adverse Consequences the Buyer may suffer (including costs of Cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with the following, provided that, and only if, Buyer gives Seller written notice of such claim on or before November 1, 2001:

                             (1) any Liabilities under any Environmental Laws
                  arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date during which time the Properties were owned or operated by the Seller or any LMG Subsidiary has or had an interest, or
                  (B) any Hazardous Materials or other contaminants that were present on the Properties at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Seller or any LMG Subsidiary or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date that Seller or any LMG Subsidiary owned or operated the Properties, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Seller or any LMG Subsidiary or by any other Person for whose conduct they are or may be held responsible on or prior to the Closing Date; or

                             (2) any bodily injury (including illness,
                  disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Seller or any LMG Subsidiary or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted prior to the Closing Date or allegedly conducted with respect to the Properties or the operation of the Business prior to the Closing Date by the Seller or any LMG Subsidiary, or from Hazardous Material that was Released or allegedly Released by the Seller or any LMG Subsidiary or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

                  (b) The Seller will be entitled to control any Cleanup, and any related legal proceeding, and, any other legal proceeding with respect to which Seller provides indemnity under this Section 11.4, but any such Cleanup shall be conducted through qualified environmental engineers in such manner, to the extent possible, as will not unreasonably interfere with the operation of the Business. The Seller shall keep the Buyer reasonably informed with respect to such Cleanup.

         Section 11.5. Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Article XI, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.5(b), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 11.5 above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XI.

                  (e) In the event and during such period that Seller is defending the Indemnified Party against any Third Party Claim arising from, related to or in connection with, any action or inaction prior to the Closing Date, by any of the LMG Subsidiaries, and performs its other indemnification obligations hereunder with respect to such action or inaction, then Buyer shall retransfer (or shall cause the LMG Subsidiary to retransfer) to Seller all defenses, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment (including any such item relating to the payment of Taxes) and all original books, records and documents relating to such Third Party Claim.

         Section 11.6. Limitations on Indemnification.

                  (a) Except for any indemnification obligation of Seller arising out of or in relation to (i) the failure of Seller to pay any amounts to the Buyer pursuant to Section 2.5 hereof, or (ii) any matter set forth in Sections 4.11 (i), 4.17, 11.2(b)(2), 11.2(b)(3), 11.2(c), or 11.7 hereof, no amounts shall be due to Buyer from Seller under this Article XI with respect to the first Two Hundred Thousand Dollars ($200,000) in the aggregate of any Adverse Consequences to the Buyer and no amounts shall be due to

Buyer from Seller under this Article XI in excess of an aggregate of Fifteen Million Dollars ($15,000,000).

                  (b) Except for any indemnification obligation of Buyer arising out of or in relation to (i) the failure of Buyer to pay any amounts to the Seller pursuant to Sections 2.4 or 2.5 hereof, (ii) any matter set forth in Sections 11.3(b), 11.3(c), 11.3(d), or 11.7 hereof, or (iii) any matter set forth in Section 2.7 hereof, no amounts shall be due to Seller from Buyer under this Article XI with respect to the first Two Hundred Thousand Dollars ($200,000) in the aggregate of any Adverse Consequences to the Seller and no amounts shall be due to Seller from Buyer under this Article XI in excess of Fifteen Million Dollars ($15,000,000).

         Section 11.7. Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Prime Rate as the discount rate) in determining Adverse Consequences for purposes of this Article XI.

                                   ARTICLE XII

                             [Intentionally Omitted]

                                  ARTICLE XIII.

                                  MISCELLANEOUS

         Section 13.1. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         Section 13.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof, including the Option Agreement, but excluding the Confidentiality Agreement, which shall remain in effect.

         Section 13.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         Section 13.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         Section 13.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 13.6. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then the next business day after) it is sent by recognized overnight courier service, prepaid for next-day delivery, addressed to the intended recipient as set forth below:

         If to the Seller:          Mr. Tom L. Rankin
                                    Lykes Bros. Inc.
                                    111 East Madison Street
                                    Tampa, FL 33602
                                    Telefax No.: 813-273-5493

         Copies to:                 Steven D. Lear, Esq.
                                    Lykes Bros. Inc.
                                    111 East Madison Street
                                    Tampa, FL 33602

                                            and

                                    Nathan B. Simpson, Esq.
                                    Macfarlane Ferguson & McMullen
                                    111 East Madison Street
                                    Tampa, FL 33602
                                    Telefax No.: 813-273-4256

         If to the Buyer:           John O. Nielson
                                    President
                                    Smithfield Foods, Inc.
                                    900 Dominion Tower
                                    999 Waterside Drive
                                    Norfolk, VA 23510
                                    Telefax No.: 757-365-3017

         Copies to:                 Aaron D. Trub, Esq.
                                    Smithfield Foods, Inc.
                                    900 Dominion Tower
                                    999 Waterside Drive
                                    Norfolk, VA 23510
                                    Telefax No.: 757-365-3017

                                            and

                                    Thomas E. Cabaniss, Esq.
                                    McGuire, Woods, Battle & Boothe, L.L.P.
                                    Tysons Corner, Suite 900
                                    8280 Greensboro Drive
                                    McLean, VA 22102
                                    Telefax No.: 703-712-5050

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telefax, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         Section 13.7. Radon Gas Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

         Section 13.8. Recording Without Consent of all Parties. This Agreement shall not be recorded in the public records of any governmental entity without the written consent of all parties hereto, except as may be required by law.

         Section 13.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the State of Florida, except that matters solely relating to the Real Properties (or any Cleanup thereof) shall be governed by and construed in accordance with the laws of the jurisdiction where such Real Property is located.

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         Section 13.10. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 13.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 13.12. Expenses. Each of the Buyer and the Seller shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller shall pay any and all fees or costs arising from and in connection with the assignment of all software licensing agreements includible as Acquired Assets and Subsidiary Assets hereunder. The Seller agrees that the Division and the LMG Subsidiaries have not borne and will not bear any of the costs and expenses of the Seller (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Seller also agrees that the Division and the LMG Subsidiaries have not paid any amount to any third party, and will not pay any amount to any third party, with respect to any of the costs and expenses of the Seller (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby outside of the Ordinary Course of Business.

         Section 13.13. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of

                                       48


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a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         Section 13.14. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 13.15. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         Section 13.16. Joint Obligations. Any obligation of the Seller hereunder shall be deemed to include the obligation to cause the LMG Subsidiaries, in appropriate cases, to carry out such obligation. The LMG Subsidiaries have joined in this Agreement to evidence their joint and several guarantee of each and every obligation, representation and warranty, and covenant of the Seller in this Agreement. Seller hereby releases any claim for indemnification or contribution it may have against any of the LMG Subsidiaries arising out of the transactions contemplated by this Agreement, except for those arising from any breach or default by Buyer hereunder.

         Section 13.17. Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                                       49


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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                    SMITHFIELD FOODS, INC.

                                    By:  /s/ AARON D. TRUB

                                    Title:  Vice President, Secretary
                                                and Treasurer

                                    LYKES BROS. INC.

                                    By: /s/ TOM L. RANKIN

                                    Title: President

                                    SUNNYLAND, INC.

                                    By: /s/ TOM L. RANKIN

                                    Title: President

                                    PREMIUM PORK, INC.

                                    By: /s/ TOM L. RANKIN

                                    Title: President

                                    LMJ DISTRIBUTION CENTER, INC.

                                    By: /s/ TOM L. RANKIN

                                    Title: President


                                       50


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                             SCHEDULES AND EXHIBITS

        [The schedules and exhibits to this Agreement have been omitted]

                                       51









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